UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 22, 2008
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100

   Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2008
EX-10.1

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 22, 2008, M.D.C. Holdings, Inc. (the “Company”) entered into a Third Amendment to its Second Amended and Restated Credit Agreement (the “facility”), dated as of March 22, 2006, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders that are signatories thereto. The Third Amendment, among other things:
(a)	reduced the aggregate commitment amount of the facility to $800,000,000 and reduced the uncommitted amount to which the aggregate amount of the facility can be increased (accordion feature) to $1,300,000,000;

(b)	reduced the sublimit for letters of credit to an aggregate of $300,000,000;

(c)	modified the calculation of interest rates and pricing under the facility;

(d)	modified the definition of Leverage Ratio for purposes of pricing determinations to allow for credit of Unrestricted Cash in excess of $50,000,000 but not to exceed $500,000,000;

(e)	modified the definition of Permitted Leverage Ratio, under the Interest Coverage Test, to provide that the ratio shall not be less than 50% nor more than 55%;

(f)	added a cash flow/liquidity test under which a failure to maintain an Interest Coverage Ratio equal to or greater than 1.50 to 1.00 would require the Company to maintain: (i) a ratio of Adjusted Cash Flow from Operations to Consolidated Interest Incurred of at least 1.50 to 1.00 or (ii) liquidity of at least $500,000,000; a failure to satisfy this test would not constitute a default, but would commence a term-out of the facility;

(g)	reset the consolidated tangible net worth base amount of the Consolidated Tangible Net Worth Test to $850,000,000 and reset the date from which subsequent increases from quarterly net income and net proceeds from equity issues are measured to after September 30, 2008;

(h)	reset the Consolidated Tangible Net Worth Floor to $650,000,000 and reset the date from which subsequent increases from quarterly net income and net proceeds from equity issues are measured to after September 30, 2008;

(i)	requires the Company, should there be a defaulting lender, to: (i) prepay swing line loans or cash collateralize the defaulting lender’s share of the swing line loans and (ii) cash collateralize the defaulting lender’s share of the outstanding facility letters of credit;

(j)	modified the definition of Borrowing Base, which would apply should the Company not have an investment grade rating, to include credit for Unrestricted Cash in excess of $50,000,000 less certain amounts, provided that the calculated amount shall not be less than zero; and

(k)	modified the definition of Cash Equivalents to include additional items.
Capitalized terms are defined in the facility. A copy of the Third Amendment is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The disclosure contained in Item 1.01 is incorporated herein by reference.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: December 23, 2008	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2008

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